                                                                         2(k)(1)


                            SUBSCRIPTION CERTIFICATE

             THIS OFFER EXPIRES AT 5:00 P.M., EASTERN DAYLIGHT TIME,
                           ON [EXPIRATION DATE], 2006,
                                 UNLESS EXTENDED

                              THE INDIA FUND, INC.

                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

         As the registered owner of this Subscription Certificate, you are entitled to exercise the rights issued to you as of [RECORD DATE], 2005, the record date (the "Record Date") for the rights offering of The India Fund, Inc. (the "Fund"), to subscribe for the number of shares of common stock of the Fund shown on this Subscription Certificate pursuant to the primary subscription upon the terms and conditions and at the subscription price for each share of common stock as specified in the Fund's Prospectus (the "Prospectus"). The terms and conditions of the rights offering set forth in the Prospectus are incorporated herein by reference. In accordance with the over-subscription privilege described in the Prospectus, you are entitled to subscribe for additional shares if shares remaining after exercise of rights pursuant to primary subscription are available and you have fully exercised your primary subscription rights. If there are not sufficient shares remaining to satisfy all over-subscriptions, the available shares will be allocated among you and the other shareholders who oversubscribe generally in proportion to the number of shares you own on the record date. As described in the Prospectus, the Fund may in its discretion issue up to an additional 25% of the shares available pursuant to the rights offering to satisfy over-subscriptions.

        In order to exercise your rights, you must present to The Colbent Corporation, prior to 5:00 p.m., Eastern Daylight Time, on [EXPIRATION DATE], 2006 (the "Expiration Date"), unless the rights offering is extended, either (1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States of America and payable to The India Fund, Inc. for an amount equal to the number of shares subscribed for under the primary subscription and over-subscription privilege (if applicable) multiplied by the estimated subscription price of $[ ], or (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to The India Fund, Inc. for an amount equal to the number of shares subscribed for under the primary subscription and over-subscription privilege (if applicable) multiplied by the estimated subscription price of $[ ].

         If a Notice of Guaranteed Delivery is used, a properly completed Subscription Certificate, together with payment in full, as described above, must be received by The Colbent Corporation by no later than [DATE], 2006, unless the rights offering is extended. See "The Offer--Method for Exercising Rights" and "--Payment for Shares" in the Prospectus.

         No later than [CONFIRMATION DATE], 2006, The Colbent Corporation will send you a confirmation (or, if you own your shares through a depository or nominee, to such depository or nominee), showing (i) the number of shares acquired pursuant to the primary subscription, (ii) the number of shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per share and total purchase price for the shares, and (iv) any additional amount payable by you or any excess to be refunded to you. You will not receive any other evidence of title unless you have requested a stock certificate pursuant to this certificate (See Item C of Section 1 below.) Shares subscribed for pursuant to the primary subscription and over-subscription privilege will be evidenced by book-entry registration only. Any refund in connection with your subscription will be delivered as soon as practicable after [DELIVERY DATE], 2006, unless the rights offering is extended.



                                                  Control #:

                                                  Rights Represented by this
                                                  Subscription Document:

                                                  Maximum Primary Shares:

                               SAMPLE CALCULATION
--------------------------------------------------------------------------------
                      FULL PRIMARY SUBSCRIPTION ENTITLEMENT
                       (One Share for Every [    ] Rights)


       1,000         =          1,000           DIVIDED BY [    ]  =          333
-------------------     ----------------------                         ---------------------
No. of Whole Shares     (No. of Rights Issued)                         (No. of New Shares
Owned on the Record                                                    Issued) (Rounded Down
Date                                                                   to Nearest Whole Share)


                          METHOD OF EXERCISE OF RIGHTS

                    The Subscription Agent for the Offer is:

                             The Colbent Corporation

          By First Class Mail:            By Express Mail or Overnight Courier:                By Hand:

        The Colbent Corporation                  The Colbent Corporation               The Colbent Corporation
        Attn: Corporate Actions                  Attn: Corporate Actions               Attn: Corporate Actions
            P.O. Box 859208                       161 Bay State Drive                    161 Bay State Drive
       Braintree, MA 02185-9208                Braintree, MA 02184-5203               Braintree, MA 02184-5203

                                     Confirm by Telephone: (781) 843-1833, Ext. 200

SECTION 1:  DETAILS OF SUBSCRIPTION

A.      Primary Subscription    ______________  (divided by) 3  =    ______________       x        $[ ]       =     $______
                                    (Rights                          (Full Shares of            (Estimated           (Amount
                                  Exercised)                           Common Stock            Subscription          Required)
                                                                     Requested, Rounded           Price**)
                                                                       Down to Nearest
                                                                        Whole Share)
B.      Over-Subscription
        Privilege*                                                    ______________      x        $[ ]       =     $_______
                                                                      (Full Number of           (Estimated           (Amount
                                                                      Shares of Common         Subscription          Required)
                                                                      Stock Requested)           Price**)

TOTAL AMOUNT OF CHECK OR MONEY ORDER ENCLOSED (TOTAL OF A + B) = $_____________

* You can only over-subscribe if you have fully exercised your primary subscription rights.

** $[ ] per share is an estimated price only. The final subscription price will be determined on [PRICING DATE], 2006, the pricing date (which is also the date when your rights will expire), and could be higher or lower depending on changes in the net asset value and share price of the common stock.

C. I wish to receive stock certificates for the shares I have applied for. ____ (Please check if yes)

SECTION 2:  TO SUBSCRIBE:

     I ACKNOWLEDGE THAT I HAVE RECEIVED THE PROSPECTUS FOR THE RIGHTS OFFERING, AND I HEREBY IRREVOCABLY SUBSCRIBE FOR THE NUMBER OF NEW SHARES INDICATED ABOVE ON THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS.

     I UNDERSTAND AND AGREE THAT I WILL BE OBLIGATED TO PAY ANY ADDITIONAL AMOUNT TO THE FUND IF THE SUBSCRIPTION PRICE AS DETERMINED ON THE PRICING DATE IS IN EXCESS OF THE $22.69 ESTIMATED SUBSCRIPTION PRICE PER SHARE.

     I HEREBY AGREE THAT IF I FAIL TO PAY IN FULL FOR THE SHARES FOR WHICH I HAVE SUBSCRIBED, THE FUND MAY EXERCISE ANY OF THE REMEDIES PROVIDED FOR IN THE PROSPECTUS.

Signature of Subscriber(s):
                             ---------------------------------------------------

Please give your telephone number:
                                   ---------------------------------------------

     If you wish to have your confirmation and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.